UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2012

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

Allied Nevada Gold Corp. (the “Company”) and certain subsidiary guarantors (“Guarantors”) entered into an Underwriting Agreement, dated as of May 22, 2012 (the “Underwriting Agreement”), with Scotia Capital Inc. and GMP Securities L.P. (together, the “Underwriters”), pursuant to which the Underwriters agreed to purchase, on a bought deal basis, C$400 million aggregate principal amount of 8.75% senior unsecured notes of the Company (the “Notes”). The Underwriting Agreement was provided for in the letter agreement entered into by the Company and the Underwriters dated May 15, 2012.

The Notes were sold to the Underwriters at 100% of par value.

Pursuant to the Underwriting Agreement, the Notes were offered and sold in Canada on a private placement basis pursuant to certain prospectus exemptions and were resold by the Underwriters to persons outside the United States in compliance with Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), and to certain qualified institutional buyers in the United States in compliance with Rule 144A under the Securities Act.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes and customary contribution provisions in respect of those liabilities. The closing of the offering of the Notes occurred on May 25, 2012. The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Indenture and the Notes

On May 25, 2012, the Company completed its previously announced private placement of C$400 million of the Notes. The Notes were offered to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act. The Notes were offered and sold in Canada on a private placement basis pursuant to certain prospectus exemptions. The private placement of the Notes resulted in net proceeds, after underwriting fees, to the Company of C$389.0 million.

The Notes are governed by and were issued pursuant to an indenture (the “Indenture”), dated as of May 25, 2012 by and between the Company and Computershare Trust Company of Canada, as trustee (the “Trustee”). The Indenture also includes a global form of Note.

The Notes are senior unsecured obligations of the Company. Pursuant to a Guaranty, the Notes and the Company’s obligations under the Indenture are guaranteed on a senior unsecured basis, jointly and severally, by each of the wholly-owned domestic subsidiaries of the Company that are parties to the Guaranty delivered pursuant to the Indenture.

The Notes bear interest at a rate of 8.75% per year, payable June 1 and December 1, commencing on December 1, 2012, and will mature on June 1, 2019 unless earlier redeemed or repurchased.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) pay dividends, or make certain other restricted payments or investments; (ii) incur additional indebtedness and issue disqualified stock; (iii) create liens on its assets; (iv) transfer and sell assets; (v) merge, consolidate or sell all or substantially all of its assets; (vi) enter into certain transactions with affiliates; (vii) create restrictions on dividends or other payments by its restricted subsidiaries and (viii) create guarantees of indebtedness by restricted subsidiaries. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Company may, at its option, redeem all or part of the Notes at any time prior to June 1, 2016 at a price equal to the greater of (a) the Canada Yield Price (as defined in the Indenture) and (b) 101% of the principal amount of the Notes, plus accrued and unpaid interest, as set forth in this offering memorandum. In addition, prior to June 1, 2015, the Company may on any one or more occasions redeem up to an aggregate of 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest to the applicable redemption date on terms specified in the Indenture. The Company may redeem all or part of the Notes at any time on or after June 1, 2016 at redemption prices specified in the Indenture, plus accrued and unpaid interest to the applicable redemption date.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the trustee or holders of at least 25% in principal amount of the outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the Indenture and the Notes is a summary and is qualified in its entirety by reference to the Indenture and Guaranty, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

The Company intends to use the net proceeds from the sale of the Notes to fund capital expenditures for its Hycroft Mine expansion project.

The Notes have not been, and will not be, registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Amendment to Credit Agreement

On May 24, 2012, the Company entered into the Second Amendment to Credit Agreement (the “Amendment”) dated as of the same date among the Company, the Bank, as administrative agent and as the current sole lender, providing for certain amendments to its Credit Agreement with the Bank dated as of May 17, 2011 (the “Credit Agreement”).

The Amendment was entered into to permit the Company to enter into an interest rate swap in connection with the principal amount of the Notes, which results in an effective aggregate principal amount of Notes equal to approximately US$400.4 million and an effective interest rate of 8.375% per annum (the “Swap”), and to allow the Company to incur indebtedness of up to $400,000,000 in U.S. dollars or in Canadian dollars, or the Exchange Equivalent thereof, as defined in the Credit Agreement, pursuant to the offering described above. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain Relationships

Scotia Capital Inc. (“Scotia”) is an indirect, wholly-owned subsidiary of The Bank of Novia Scotia, which is the sole lender under the Company’s existing credit facility and a provider of the currency and interest rate hedging arrangements to the Company, including the Swap; and an affiliate of Scotia is a counterparty to the Company’s precious metals sales transactions, in each case pursuant to which the bank or affiliate of Scotia has received, or will receive, customary compensation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

On May 25, 2012, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of May 22, 2012, by and among Allied Nevada Gold Corp., certain subsidiary guarantors named therein, Scotia Capital Inc. and GMP Securities L.P.

4.1	Indenture, dated as of May 25, 2012, by and between Allied Nevada Gold Corp. and Computershare Trust Company of Canada, as trustee.

4.2	Guaranty, dated May 25, 2012, by Allied Nevada Gold Holdings LLC, Allied VGH Inc., Allied VNC Inc., Hycroft Resources & Development, Inc., Victory Exploration Inc., Victory Gold Inc., ANG Central LLC, ANG Cortez LLC, ANG Eureka LLC, ANG North LLC, ANG Northeast LLC, and ANG Pony LLC.

10.1	Second Amendment to Credit Agreement, dated as of May 24, 2012, among Allied Nevada Gold Corp., The Bank of Nova Scotia, as administrative agent, and such other parties as set forth therein, which amends that certain Credit Agreement among the same parties dated as of May 17, 2011, as amended.

99.1	Press release of Allied Nevada Gold Corp., dated May 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Allied Nevada Gold Corp.

Dated: May 25, 2012	By:	/s/ Scott Caldwell
Scott Caldwell President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated as of May 22, 2012, by and among Allied Nevada Gold Corp., certain subsidiary guarantors named therein, Scotia Capital Inc. and GMP Securities L.P.

4.1	Indenture, dated as of May 25, 2012, by and between Allied Nevada Gold Corp. and Computershare Trust Company of Canada, as trustee.

4.2	Guaranty, dated May 25, 2012, by Allied Nevada Gold Holdings LLC, Allied VGH Inc., Allied VNC Inc., Hycroft Resources & Development, Inc., Victory Exploration Inc., Victory Gold Inc., ANG Central LLC, ANG Cortez LLC, ANG Eureka LLC, ANG North LLC, ANG Northeast LLC, and ANG Pony LLC.

10.1	Second Amendment to Credit Agreement, dated as of May 24, 2012, among Allied Nevada Gold Corp., The Bank of Nova Scotia, as administrative agent, and such other parties as set forth therein, which amends that certain Credit Agreement among the same parties dated as of May 17, 2011, as amended.

99.1	Press release of Allied Nevada Gold Corp., dated May 25, 2012.